UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 28, 2012

(Date of earliest event reported)

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7891

Delaware	41-0222640
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1400 West 94th Street, Minneapolis, MN 55431

(Address of principal executive offices, including zip code)

(952) 887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Director Class for William M. Cook

The Amended and Restated Bylaws of Donaldson Company, Inc. (the “Company”) provide that the Board of Directors shall consist of not less than three nor more than 15 directors and that the number of directors may be changed from time to time by the affirmative vote of a majority of the directors. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the Company’s stockholders.

The Board of Directors currently consists of 11 directors. The directors with terms expiring at the 2012 Annual Meeting of Stockholders are Jack W. Eugster, John F. Grundhofer and Admiral Paul David Miller. In accordance with the policy in the Company’s Corporate Governance Guidelines that a non-employee director shall not be re-nominated as a director after serving six consecutive three-year terms, Mr. Eugster (who has been a director since 1993 and has served six three-year terms) will be retiring from the Board and will not be standing for election at the 2012 Annual Meeting of Stockholders. Likewise, in accordance with the policy in our Corporate Governance Guidelines that provides a person shall not be nominated for election as a director after attaining the age of 72, Mr. Grundhofer (who is 72 years old) will be retiring from the Board and will not be standing for election at the 2012 Annual Meeting of Stockholders. The Board of Directors has determined to decrease the size of the Board to nine directors upon the expiration of Mr. Eugster’s and Mr. Grundhofer’s terms at the meeting. In order to stand for election this year and to rebalance the three director classes, William M. Cook notified the Company on September 28, 2012 of his decision to resign from his current term as a director, effective as of the Company’s 2012 Annual Meeting of Stockholders. Mr. Cook’s current term was scheduled to expire in 2013. The Board of Directors has nominated Mr. Cook, along with Admiral Miller, to stand at the Company’s 2012 Annual Meeting of Stockholders for re-election to the Board for three-year terms expiring in 2015.

New Severance Agreement with William M. Cook

On September 28, 2012, the Company entered into a new change in control agreement (the “New CIC Agreement”) with William M. Cook. The New CIC Agreement contains the same terms as the existing change in control management severance agreement (the “Existing CIC Agreement”) except that the tax gross-up provisions that were applicable to the CEO have been eliminated. Pursuant to the New CIC Agreement, payments to all officers, including Mr. Cook, are reduced to the maximum amount that can be paid without triggering an excise tax liability. The New CIC Agreement with Mr. Cook continues through July 31, 2014 and will be automatically extended for one-year terms prior to a change in control unless the Company or Mr. Cook gives prior notice of termination. The foregoing description of the New CIC Agreement is not complete and is qualified in its entirety by reference to the form of the New CIC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company previously entered into change in control management severance agreements with each of its officers. The Existing CIC Agreements provide that, upon a change in control (as defined in the Existing CIC Agreements), if the officer’s employment with the Company is terminated within 24 months:

•	of the change in control without “cause” (as defined in the Existing CIC Agreements) or
•	of the change in control, or under certain circumstances a potential change in control, by the officer for “good reason” (as defined in the Existing CIC Agreements),

then the Company shall pay or provide the following severance payments to the officer:

•	A cash lump sum equal to a multiple of the sum of the officer’s base salary plus the officer’s target cash incentive from the Annual Cash Incentive Plan then in effect. The multiple is based on level within the Company as follows:

o	CEO – three times base salary plus target annual incentive
o	Senior Vice Presidents – two times base salary plus target annual incentive
o	Vice Presidents – one times base salary plus target annual incentive
•	Thirty-six months of additional coverage under the Company’s medical, dental, vision, life, accident and disability plans.
•	A cash lump sum equal to:
o	The value of the benefit under each pension plan assuming the benefit is fully vested and the officer had three additional years of benefit accrual; less
o	The value of the vested benefit accrued under the Salaried Employees’ Pension Plan, the Excess Pension Plan and the Supplemental Executive Retirement Plan
•	Outplacement services, suitable to the officer’s position, for up to three years.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

10.1      Form of Management Severance Agreement for Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
Norman C. Linnell Vice President, General Counsel and Secretary

Date: October 4, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Management Severance Agreement for Executive Officers